SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 8, 2001

SEITEL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-14488		76-0025431
(Commission File Number)		(IRS Employer Identification No.)

50 Briar Hollow Lane
7th Floor, West Bldg.
Houston, Texas		77027
(Address of Principal Executive Offices)		(Zip Code)

(713) 881-8900
(Registrant's Telephone Number, Including Area Code)

Item 5.	Other Events.

          On August 8, 2001, Seitel, Inc. (the "Company") issued the press release attached hereto as Exhibit 99.1 announcing the appointment of Kevin P. Callahan as the interim President of the Company's Canadian subsidiary, Olympic Seismic, Ltd., and discussing certain litigation by the Company against Christopher F. Talbot, the former President of Olympic Seismic, Ltd.

Item 7.	Exhibits.

The following documents are filed as an Exhibit to this report:
99.1	Company press release dated August 8, 2001.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:	08/08/01	SEITEL, INC.

		By:	/s/ Paul A. Frame

Paul A. Frame, President

EXHIBIT INDEX
Page
99.1	Company press release dated August 8, 2001.	4